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                                                                       EXHIBIT 5

                                  July 16, 2002

Sensient Technologies Corporation
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202-5304

Ladies and Gentlemen:
          We have acted as Special Wisconsin counsel for Sensient Technologies Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,400,000 shares of the Company's Common Stock, $0.10 par value per share (the "Common Stock") that may be issued or acquired pursuant to the Sensient Technologies Corporation 2002 Stock Option Plan (the "Plan").

          In such capacity, we have examined, among other documents, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and the Registration Statement to be filed on or shortly after the date of this letter covering the offering of the Company's Common Stock pursuant to the Plan.

          Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that the shares of Common Stock to be offered under the Plan have been legally and validly authorized under the Articles of Incorporation of the Company and the laws of the State of Wisconsin. When issued and paid for in accordance with the description set forth in the Registration Statement and the Plan, the Common Stock will be legally issued, fully-paid and non assessable, except as set forth in Wisconsin Statutes Section 180.0622(2)(b), as interpreted.

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Act.


                                Whyte Hirschboeck Dudek S.C.


                                By: /s/ Andrew J. Guzikowski
                                    --------------------------------
                                Andrew J. Guzikowski